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                                                                   Exhibit 99(a)

               CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES
                Schedule II - Valuation and Qualifying Accounts
                             (Dollars in Millions)




                                                                       Additions
                                                                 -------------------
                                                                 Charged
                                               Balance at        to Cost       Charged                         Balance at
                                               Beginning           and         to Other                            End
    Classification                              Of Year          Expenses      Accounts       Deductions         Of Year
    --------------                             ---------         --------      --------       ----------       ----------
Year Ended December 31, 1995:
   Reserve for Capacity
    Rationalization                            $  34.3           $   --        $   5.8        $    5.3         $  34.8
   Allowance for Doubtful
    Accounts                                      19.5               --             .2            12.0             7.7
   Other                                          18.6              2.5            2.2            10.5            12.8

Year Ended December 31, 1994:
   Reserve for Capacity
    Rationalization                            $  30.5           $   --        $   6.9        $    3.1         $  34.3
   Allowance for Doubtful
    Accounts                                      19.5               --             --              --            19.5
   Other                                          13.7               .4            5.8             1.3            18.6

Year Ended December 31, 1993:
   Reserve for Capacity
    Rationalization                            $  36.1           $   --        $   1.3        $    6.9         $  30.5
   Allowance for Doubtful
    Accounts                                      20.8               --             --             1.3            19.5
   Other                                           8.3               --            5.4              --            13.7





Additions charged to other accounts in 1995, 1994 and 1993 were charged to revenues.


Deductions to the reserve for capacity rationalization represent charges associated with idle expense in 1995, 1994 and 1993. Deductions to the allowance for doubtful accounts in 1995 represent write-off of bankruptcy receivables against the reserve.





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